Filed Pursuant to Rule 424(b)(5)
Registration No. 333-258593

PROSPECTUS SUPPLEMENT

(To Prospectus dated August 13, 2021)

MEDIACO HOLDING INC.

Up to $12,475,000

Class A Common Stock

On August 20, 2021, we entered into an At Market Issuance Sales Agreement, or the sales agreement, with B. Riley Securities, Inc., or the Agent, relating to the offering of up to $12.475 million of shares of our Class A common stock, par value $0.01 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell up to $12.475 million of our Class A common stock from time to time through or to the Agent, as sales agent or principal, by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act.

Our Class A common stock is listed and trades on the Nasdaq Capital Market under the symbol “MDIA.” The last reported sale price of our Class A common stock on the Nasdaq Capital Market on August 19, 2021 was $6.50 per share. As of August 19, 2021, the aggregate market value of our outstanding Class A and Class B common stock held by non-affiliates, or Public Float, was approximately $37,426,741 million based on 8,432,715 total shares of outstanding Class A and Class B common stock, of which approximately 2,201,573 shares were held by non-affiliates, and a price of $17.00 per share, which was the closing price of our Class A common stock on the Nasdaq Capital Market on July 12, 2021. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered in a public primary offering with a value exceeding more than one-third of our Public Float in any 12 calendar month period so long as our public float remains below $75.0 million. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement. As of August 19, 2021, one-third of our Public Float was equal to approximately $12.475 million.

There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Agent an amount equal to 3.0% of the aggregate sales price received by the Agent from each sale of shares sold through or to it acting as our sales agent or principal. Subject to the terms and conditions of the sales agreement, the Agent will use its commercially reasonable efforts to sell on our behalf any shares of common stock to be offered by us under the sales agreement. This offering of common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of $12.475 million of our Class A common stock or (2) the termination of the sales agreement, pursuant to its terms, by either the Agent or us.

Investing in our common stock involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and page 3 of the accompanying prospectus, the risks set forth under the caption “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in the reports we file with the Securities and Exchange Commission, or the SEC, pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference into this prospectus supplement.

Neither the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

B. Riley Securities

The date of this prospectus supplement is August 20, 2021.

Prospectus Supplement

Prospectus

This prospectus supplement describes the terms of this offering and adds to and updates information contained in the accompanying prospectus. The accompanying prospectus provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus, we are referring to this prospectus supplement and the accompanying prospectus combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information contained in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the Agent has not, authorized anyone to provide additional information or information different from that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction where it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor the sale of shares of common stock means that information contained or incorporated by reference in this prospectus is correct after its respective dates. These documents do not constitute an offer to sell or solicitation of any offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

The terms “MediaCo,” the “Company,” “our,” “us,” and “we,” as used in this prospectus supplement, refer to MediaCo Holding Inc., unless we state otherwise or the context indicates otherwise.

S-i

STATEMENT REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement and in the accompanying prospectus, and the information incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can generally be identified by the use of forward-looking terms such as “believe,” “hope,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate” and “continue,” or other comparable terms (including their use in the negative), or by discussions of future matters. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections included in this prospectus supplement and in the accompanying prospectus, and the information incorporated by reference herein and therein. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus supplement and in the accompanying prospectus, and the information incorporated by reference herein and therein, could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus supplement are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus supplement and in the accompanying prospectus, and the information incorporated by reference herein and therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated by reference in this prospectus. This summary does not contain all of the information that you should consider before making an investment decision. Before making an investment decision, you should read carefully in its entirety this prospectus, including the matters discussed in “Risk Factors” in this prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as such risk factors may be amended, updated or modified periodically in our quarterly reports filed on Form 10-Q with the SEC, and any amendment or update thereto reflected in subsequent filings with the SEC and incorporated by reference in this prospectus, and the financial data and related notes and the reports incorporated by reference in this prospectus.

Company Overview

We are a radio broadcasting media company and also hold assets in the outdoor advertising industry. Our assets primarily consist of two radio stations, WQHT-FM and WBLS-FM, which serve the New York City metropolitan area, as well as approximately 3,300 advertising structures in the Southeast (Valdosta) region and Mid-Atlantic (Kentucky) region of the United States. We derive our revenues primarily from radio and outdoor advertising sales, but we also generate revenues from events, including sponsorships and ticket sales. We were incorporated in the state of Indiana in 2019.

Our principal executive offices are located at 395 Hudson Street, 7th Floor, New York, New York 10014 and our telephone number is (212) 229-9797. Our website address is www.mediacoholding.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

The Offering

Issuer	MediaCo Holding Inc., an Indiana corporation.

Class A Common Stock offered	Up to $12.475 million of our Class A common stock, par value $0.01 per share.

Manner of the Offering	Sales of shares of our Class A common stock, if any, will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act. The Agent will act as agent or principal and will use reasonable best efforts to sell on our behalf all of the shares of Class A common stock requested to be sold by us, consistent with its normal trading and sales practices. See “Plan of Distribution.”

Use of proceeds	We intend to use the net proceeds from the sale of the shares that we may offer under this prospectus for general corporate purposes, which may include capital expenditures (including digital initiatives and improvements to our existing platforms), working capital and general and administrative expenses. See “Use of Proceeds.”

Risk factors	Before deciding to invest in shares of our common stock, you should read carefully the risks set forth under the caption “Risk Factors” beginning on page S-3 of this prospectus supplement and page 3 of the accompanying prospectus, and the risks set forth under the caption “Item 1A. Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and our quarterly reports filed on Form 10-Q, and any amendment or update thereto reflected in subsequent filings with the SEC for certain considerations relevant to an investment in our common stock.

Nasdaq Capital Market Symbol	MDIA

Transfer Agent and Registrar	American Stock Transfer & Trust Company, LLC

RISK FACTORS

An investment in our Class A common stock is subject to risk. Our business, financial condition, and results of operations could be materially adversely affected by any of these risks. The trading price of our Class A common stock could decline due to any of these risks, and you may lose all or part of your investment. Before you decide to invest in our Class A common stock, you should carefully consider the risks described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as such risks may be amended, updated or modified periodically in our quarterly reports on Form 10-Q filed with the SEC, and any amendment or update thereto reflected in subsequent filings with the SEC, as well as the other information included in and incorporated by reference in this prospectus.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management has broad discretion in the application of the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Our management could spend the net proceeds from this offering in ways that do not improve our results of operations or enhance the value of our Class A common stock. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business or cause the price of our Class A common stock to decline. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

The actual number of shares we will issue under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agent at any time throughout the term of the sales agreement. The number of shares that are sold by the Agent, if any, after delivering a placement notice will fluctuate based on the market price of the Class A common stock during the sales period and limits we set with the Agent. Because the price per share of each share sold will fluctuate based on the market price of our Class A common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

The Class A common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

Our Class A common stock has experienced and may continue to experience price and volume fluctuations, which could cause you to lose a significant portion of your investment, lead to costly litigation for us and interfere with our efforts to grow our business.

Stock markets are subject to significant price and volume fluctuations that may be unrelated to the operating performance of particular companies, and accordingly the market price of our common stock may frequently and meaningfully change. In 2021, through July 31, 2021, the high and low closing prices per share of our Class A common stock were $2.62 and $17.00, respectively. We have not had any recent change in our financial condition or results of operations that is consistent with the recent change in our stock price. In addition, the market price of our Class A common stock has fluctuated and may continue to fluctuate substantially due to a variety of other factors. Possible exogenous incidents and trends may also impact the capital markets generally and our Class A common stock prices specifically, such as foreign and cross border altercations, political unrest, cyberterrorism on a global scale, and disruptive weather systems. The timing of your purchase of our Class A common stock relative to fluctuations in its trading price may result in you losing all or a significant portion of your investment.

In the past, following periods of volatility in the market price of a company’s stock, class action securities litigation has often been instituted against such companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which would interfere with our ability to execute our business plan, sell our software and services, and otherwise materially adversely affect our business, financial condition and operating results.

Our Class A common stock may become the target of a “short squeeze.”

In 2021, the securities of several companies have increasingly experienced significant and extreme volatility in stock price due to short sellers of shares of common stock and buy-and-hold decisions of longer investors, resulting in what is sometimes described as a “short squeeze.” Short squeezes have caused extreme volatility in those companies and in the market and have led to the price per share of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Sharp rises in a company’s stock price may force traders in a short position to buy the stock to avoid even greater losses. Many investors who have purchased shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks have abated. We may be a target of a short squeeze, and investors may lose a significant portion or all of their investment if they purchase our shares at a rate that is significantly disconnected from our underlying value.

Future sales of substantial amounts of our Class A common stock, or the possibility that such sales could occur, could adversely affect the market price of our Class A common stock.

We may issue up to $12.475 million of Class A common stock from time to time in this offering. The issuance from time to time of shares in this offering, as well as our ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our Class A common stock. See “Plan of Distribution” for more information about the possible adverse effects of our sales under the Sales Agreement.

You may experience immediate and substantial dilution.

If the offering price per share you pay in this offering exceeds the net tangible book value per share of our Class A common stock, you will be immediately diluted to the extent of the difference between the amount you pay per share and the as-adjusted net tangible book value per share of our Class A common stock after giving effect to this offering. Assuming we sell an aggregate amount of $12.475 million in this offering at an assumed public offering price of $6.50 per share, the closing price per share of our Class A common stock on the NASDAQ on August 19, 2021, and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution in net tangible book value of $17.56 per share, representing a difference between the assumed public offering price per share and our as-adjusted net tangible book value per share after this offering. To the extent that outstanding options are exercised, investors purchasing our Class A common stock in this offering may experience further dilution. See the section entitled “Dilution” for a more detailed illustration of the dilution you may incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our Class A common stock or other securities convertible into or exchangeable for our Class A common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our Class A common stock in future transactions may be higher or lower than the price per share in this offering.

If securities or industry analysts fail to continue publishing research about our business, if they change their recommendations adversely or if our results of operations do not meet their expectations, our stock price and trading volume could decline.

The trading market for our Class A common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. In addition, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors. If one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our stock price could decline.

DILUTION

If you invest in our Class A common stock, your interest will be diluted to the extent of the difference between the public offering price per share you pay in this offering and the net tangible book value per share of our Class A common stock immediately after this offering.

Net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets, which is total assets less intangible assets, and dividing this amount by the number of shares of Class A common stock outstanding. The historical net tangible book value of our Class A common stock, as of June 30, 2021, was approximately $(66.6) million, or $(22.05) per share, based on 3,019,518 shares of Class A common stock outstanding as of August 9, 2021 as reported in our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of common stock in this offering and the net tangible book value per share of our Class A common stock immediately after this offering.

After giving effect to the sale of shares of Class A common stock in this offering at an assumed offering price of $6.50 per share, which was the last reported sale price of our Class A common stock on the Nasdaq Capital Market on August 19, 2021, and after deducting estimated commissions and offering expenses payable by us, our as adjusted net tangible book value at June 30, 2021 would have been approximately $(54.6) million, or $(11.06) per share. This represents an immediate dilution of $17.56 per share to new investors purchasing shares of Class A common stock in this offering. The following table illustrates this dilution:

Assumed offering price per share		$6.50
Net tangible book value per share as of June 30, 2021	$(22.05)
Increase in net tangible book value per share attributable to investors participating in this offering	$10.99
As adjusted net tangible book value per share after giving effect to this offering		$(11.06)
As adjusted dilution per share to investors participating in this offering		$17.56

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options to purchase our common stock. To the extent that any of these outstanding options are exercised or we issue additional shares under our equity incentive plans, there will be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the shares that we may offer under this prospectus, if any, for to be provided to you, we currently intend to use the estimated net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include capital expenditures (including digital initiatives and improvements to our existing platforms), working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.

PLAN OF DISTRIBUTION

We have entered into an At Market Issuance Sales Agreement with the Agent under which we may issue and sell over a period of time and from time to time shares of our Class A common stock through or to the Agent, acting as sales agent or principal. Sales of the shares to which this prospectus relates, if any, will be made by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act. As our sales agent, the Agent will not engage in any transactions that stabilize our Class A common stock.

The Agent will offer the shares of our Class A common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and the Agent. We will designate the maximum number of shares or dollar value of Class A common stock to be sold through the Agent on a daily basis or otherwise determine such maximum number together with the Agent. Subject to the terms and conditions of the sales agreement, the Agent will use its commercially reasonable efforts to sell on our behalf all of the shares of Class A common stock so designated or determined. We may instruct the Agent not to sell shares of Class A common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or the Agent may suspend the offering of shares of Class A common stock being made through the Agent under the sales agreement upon proper notice to the other party.

For its service as sales agent in connection with the sale of shares of our Class A common stock that may be offered hereby, we will pay the Agent an amount equal to 3.0% of the aggregate sales price received by the Agent from each sale of shares sold through or to it acting as our sales agent or principal. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such shares. We have also agreed to reimburse the Agent for certain specified expenses, including the fees and disbursements of its legal counsel in an amount not to exceed $50,000, as provided in the sales agreement. Additionally, pursuant to the terms of the sales agreement, we agreed to reimburse the Agent for the documented fees and costs of its legal counsel reasonably incurred in connection with the Agent’s ongoing diligence arising from the transactions contemplated by the sales agreement in an amount not to exceed $10,000 per year. We estimate that the total expenses of the offering payable by us, excluding discounts and commissions payable to the Agent under the sales agreement, will be approximately $145,000.

The Agent will provide written confirmation to us following the close of trading on the Nasdaq Capital Market each day in which shares of Class A common stock are sold by it for us under the sales agreement. Each confirmation will include the number of shares sold on that day, the gross sales price per share, the compensation payable by us to the Agent and the proceeds to us net of such compensation.

Settlement for sales of Class A common stock will occur, unless the parties agree otherwise, on the second business day following the date on which any sales were made in return for payment of the proceeds to us net of compensation paid by us to the Agent. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will deliver to the Nasdaq Capital Market copies of this prospectus pursuant to the rules of the Nasdaq Capital Market. Unless otherwise required, we will report at least quarterly the number of shares of Class A common stock sold through the Agent under the sales agreement, the net proceeds to us and the compensation paid by us to the Agent in connection with the sales of Class A common stock.

In connection with the sale of the Class A common stock on our behalf, the Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the Agent will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

In the ordinary course of their business, the Agent and/or its affiliates may perform, investment banking, broker dealer, lending, financial advisory or other services for us for which they have received, or may receive, separate fees.

This offering of Class A common stock pursuant to the sales agreement will terminate upon the earlier of (1) the sale of $12.475 million of shares of our Class A common stock or (2) the termination of the sales agreement, pursuant to its terms, by either the Agent or us.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. We are filing a copy of the sales agreement as an exhibit to a Current Report on Form 8-K filed on the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, can also be accessed free of charge through the Internet. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC.

We maintain a web site at www.mediacoholding.com. Information contained on our website is not part of this prospectus or any other document we file with or furnish to the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2021 and June 30, 2021;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2021, May 14, 2021, May 21, 2021, June 11, 2021 and August 20, 2021;

•

the description of our Class A Common Stock contained in a registration statement on Form 10 filed under the Exchange Act on November  1, 2019 (as amended on November  8, 2019, November  15, 2019 and November 22, 2019) and declared effective by the SEC on November 26, 2019, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

As explained above in “Where You Can Find More Information,” these incorporated documents (as well as other documents filed by us under the Exchange Act) are available at the SEC and may be accessed in a number of ways, including online via the Internet.

You may request a copy of any of the documents described above, at no cost to you, by telephoning us at (212) 229-9797 or by writing us at the following address:

MediaCo Holding Inc.

395 Hudson Street, 7th Floor

New York, NY 10014

United States of America

Attn: Chief Operating Officer

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Bose McKinney & Evans LLP, Indianapolis, Indiana and Morgan, Lewis & Bockius LLP, Philadelphia, Pennsylvania. Certain legal matters in connection with this offering will be passed upon for the Agent by Duane Morris LLP, New York, New York.

EXPERTS

The consolidated and combined financial statements of MediaCo Holding Inc. appearing in MediaCo Holding Inc.’s Current Report on Form 8-K dated May 21, 2021 for the year ended December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated and combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated August 6, 2021

PROSPECTUS

$25,000,000

MEDIACO HOLDING INC.

Class A Common Stock

Preferred Stock

Warrants

Rights to Purchase Class A Common Stock, Preferred Stock or Units

Units

We may offer and sell from time to time our shares of Class A common stock, shares of preferred stock, warrants and rights to purchase Class A common stock, preferred stock or units, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate offering price of up to $25,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. The prospectus supplement also may add, update or change information contained in this prospectus. This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “MDIA.” On August 5, 2021, the closing price of our Class A common stock was $6.73.

This prospectus is subject to the offering limits in General Instruction I.B.6 of Form S-3. The aggregate market value of our voting and non-voting common stock held by non-affiliates calculated pursuant to General Instruction I.B.6 of Form S-3 is $37,426,741 which was calculated based on 2,201,573 shares of our voting and non-voting common stock outstanding held by non-affiliates and at a price of $17.00 per share, the closing price of our Class A common stock on July 12, 2021. During the last twelve months, we have made no offers of our common stock for sale pursuant to General Instruction I.B.6 of Form S-3.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 3 of this prospectus.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                , 2021

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this registration statement we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”

The registration statement that contains this prospectus, including the exhibits to the registration statement and the information incorporated by reference, provides additional information about us and our securities. That registration statement can be read at the SEC website (www.sec.gov), as discussed below under the heading “Where You Can Find More Information.”

You should rely only on the information provided in the registration statement, this prospectus and in any prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of its time of delivery. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.

We may sell our securities to or through underwriters, initial purchasers, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our securities. An applicable prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, initial purchasers, dealers or agents involved in the sale of our securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”

The terms “MediaCo,” the “Company,” “our,” “us,” and “we,” as used in this prospectus, refer to MediaCo Holding Inc., unless we state otherwise or the context indicates otherwise.

MEDIACO HOLDING INC.

Overview

Mediaco is a radio broadcasting media company and also holds assets in the outdoor advertising industry. Our assets primarily consist of two radio stations, WQHT-FM and WBLS-FM, which serve the New York City metropolitan area, as well as approximately 3,300 advertising structures in the Southeast (Valdosta) region and Mid-Atlantic (Kentucky) region of the United States. We derive our revenues primarily from radio and outdoor advertising sales, but we also generate revenues from events, including sponsorships and ticket sales.

Corporate Information

We were incorporated in the state of Indiana in 2019. Our principal executive offices are located at One Emmis Plaza, 40 Monument Circle, Suite 700, Indianapolis, Indiana 46204 and our telephone number is (317) 266-0100. Our website address is www.mediacoholding.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and Section 21E of the Exchange Act of 1934, as amended, which we refer to as the Exchange Act, that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors that may cause actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can generally be identified by the use of forward-looking terms such as “believe,” “hope,” “expect,” “may,” “will,” “should,” “could,” “would,” “seek,” “intend,” “plan,” “estimate,” “anticipate” and “continue,” or other comparable terms (including their use in the negative), or by discussions of future matters. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections included in any applicable prospectus supplement or incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in this prospectus, any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2020, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment.

The prospectus supplement applicable to each type or series of securities we offer may contain a discussion of risks applicable to the particular types of securities that we are offering under that prospectus supplement. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the caption “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained in the prospectus supplement or appearing or incorporated by reference in this prospectus. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Please also read carefully the section above titled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the estimated net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include capital expenditures (including digital initiatives and improvements to our existing platforms), working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK

The description below of our capital stock and provisions of our Amended and Restated Articles of Incorporation, as amended (the “Articles”), and our Amended and Restated Code of Bylaws (the “Bylaws”), are summaries and are qualified by reference to the Articles and the Bylaws, and the applicable provisions of Indiana law.

General

The Articles authorize us to issue up to 170,000,000 shares of Class A common stock, $0.01 par value per share, 50,000,000 shares of Class B common stock, $0.01 par value per share, and 30,000,000 shares of Class C common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share.

As of March 31, 2021, there were 2,437,550 shares of Class A common stock, 5,413,197 shares of Class B common stock and no shares of Class C common stock outstanding. As of such date, 300,000 shares of preferred stock were designated as MediaCo Series A Preferred Shares, 220,000 of which were outstanding. Under Indiana law, shareholders are generally not liable for our debts or obligations.

Common Stock

Dividends. Holders of record of shares of common stock on a record date fixed by our board of directors are entitled to receive such dividends as may be declared by the board of directors out of funds legally available for such distributions. MediaCo may not declare or pay dividends in cash or property on any share of any classes of common stock, however, unless simultaneously the same dividend is declared or paid on each share of the other class of common stock. In the case of any stock dividend, holders of Class A common stock are entitled to receive the same percentage dividend (payable in shares of Class A common stock) as the holders of Class B common stock receive (payable in shares of Class B common stock) and the holders of Class C common stock receive (payable in shares of Class C common stock). Notwithstanding the forgoing, holders of Class B common stock may receive a different dividend or share of dividends than is received by the holders of Class A common stock and Class C common stock if such disparity is approved in advance by the affirmative vote of the holders of the majority of the then-outstanding Class A common stock and a majority of the then-outstanding Class B common stock, each voting as a separate class. The payment of common stock dividends is currently restricted by our credit facility.

Voting Rights. Holders of Class A common stock and holders of Class B common stock vote as a single class on all matters submitted to a vote of the common shareholders, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes, except:

•

for the election of three directors voted on by the holders of Class A common stock voting as a separate class (the “MediaCo Class A Directors”) and the election of four directors voted on by the holders of Class B common stock voting as a separate class (the “MediaCo Class B Directors”);

•

with respect to any proposed “going private” transaction (as defined below) between the Company and SG Broadcasting (the holder of all the Class B common stock), or an affiliate of SG Broadcasting, or any group of which SG Broadcasting or an affiliate of SG Broadcasting is a member; and

•	as otherwise provided by law.

In the election of directors, the holders of Class A common stock are entitled to vote as a separate class to elect the MediaCo Class A Directors. Under the Articles, during the term of that certain Management Agreement between MediaCo and Emmis Operating Company (“EOC”) dated November 25, 2019, or so long as amounts remain outstanding under that certain promissory note dated November 25, 2019, from MediaCo to Emmis Communications Corporation, MediaCo’s board of directors is required to nominate three persons specified by EOC, and no other persons, to serve as MediaCo Class A Directors. The holders of Class B common stock are entitled to vote as a separate class to elect the MediaCo Class B Directors. The holders of Class A common stock and the holders of Class B common stock are entitled to elect the remaining directors by voting as a single class with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes.

Directors are divided into three classes, as nearly equal in number as possible, whose three-year terms expire in successive years. At each annual election of directors, the successors to the class of directors whose term then expires are elected to hold office for a term of three years and until the director’s successor is elected and qualifies or until the director’s earlier resignation, removal from office or death. Holders of common stock are not entitled to cumulate votes in the election of directors.

The holders of Class A common stock and the holders of Class B common stock vote as a single class with respect to any proposed “going private” transaction, with each share of Class A common stock entitled to one vote and each share of Class B common stock entitled to ten votes. In addition, the approval of any proposed “going private” transaction requires the approval of the holders of the majority of the outstanding Class A common stock. A “going private” transaction is any “Rule 13e-3 Transaction” (as that term is defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended) between MediaCo and SG Broadcasting, any affiliate of SG Broadcasting or any group of which SG Broadcasting or an affiliate of SG Broadcasting is a member. An “affiliate” is defined as:

•	any individual or entity who or that, directly or indirectly, controls, is controlled by, or is under common control with SG Broadcasting; or

•

any corporation or organization (other than MediaCo or a majority-owned subsidiary of MediaCo) of which SG Broadcasting is, directly or indirectly, the beneficial owner of 10% or more of any class of voting securities, or in which SG Broadcasting has a substantial beneficial interest.

Under Indiana law, the affirmative vote of the holders of a majority of the outstanding shares of any class of capital stock is required to approve, among other things, a change in the designation, rights, preferences or limitations of the shares of such class of capital stock.

Holders of Class C common stock do not have any rights to vote, except as may be required by Indiana law.

Liquidation Rights. Upon liquidation, dissolution or winding-up of MediaCo, except as otherwise provided in the Articles or as approved by the affirmative vote of the holders of a majority of the then-outstanding Class A common stock and the holders of a majority of the then-outstanding Class B common stock, each voting as a separate class, the holders of Class A common stock will be entitled to share ratably with the holders of Class B common stock in all assets available for distribution after payment in full of creditors and payment in full to any holders of our preferred stock then outstanding of any amount required to be paid under the terms of such preferred stock.

Conversion. Each share of Class B common stock is convertible, at the option of its holder, into one share of Class A common stock at any time. One share of Class B common stock will convert automatically and without the requirement of any further action into one share of Class A common stock upon its sale or other transfer to a person or entity other than SG Broadcasting or an affiliate of SG Broadcasting. A pledge of shares of Class B common stock is not considered a transfer for this purpose unless the pledge is enforced. All outstanding shares of Class B common stock will convert automatically and without the requirement of any further action into an equivalent number of shares of Class A common stock upon the affirmative vote of the holders of two-thirds of the holders of the then-outstanding Class B common stock, voting as a separate class.

Other Provisions. The holders of common stock are not entitled to preemptive rights

In any merger, consolidation or business combination, the consideration to be received per share by the holders of Class A common stock, Class B common stock and Class C common stock must be identical for each class of stock, except that (i) in any such transaction in which shares of common stock are to be distributed, such shares may differ as to voting rights to the extent that the voting rights provided in the Articles differ between the Class A common stock, the Class B common stock and the Class C common stock, and (ii) holders of Class B common stock may receive different or disproportionate distributions or payments in connection with such merger, consolidation or business combination as compared to those received by the holders of Class A common stock and Class C common stock if such merger, consolidation or business combination is approved by the affirmative vote of the holders of the majority of the then-outstanding Class A common stock, a majority of the then-outstanding Class B common stock, and a majority of the then-outstanding Class C common stock, each voting as a separate class.

No class of common stock may be subdivided, combined, or reclassified unless concurrently the other classes of common stock are subdivided, consolidated, reclassified or otherwise changed in the same proportion and in the same manner, except that shares of one class may be subdivided, combined or reclassified in a different or disproportionate manner if such subdivision, combination or reclassification is approved by the affirmative vote of the holders of the majority of the then-outstanding Class A common stock, a majority of the then-outstanding Class B common stock, and a majority of the then-outstanding Class C common stock, each voting as a separate class.

Foreign Ownership Restriction. Our Articles restrict the ownership, voting and transfer of our capital stock, including the Class A common stock, in accordance with the Communications Act of 1934, as amended (the “Communications Act”), and the rules of the Federal Communications Commission (the “FCC”), to prohibit ownership of more than 25% of our outstanding capital stock or more than 25% of the voting rights it represents by or for the account of aliens (as defined in the Communications Act) or corporations otherwise subject to domination or control by aliens. The Articles authorize our board of directors to prohibit any transfer of our capital stock that would cause MediaCo to violate this prohibition. In addition, the Articles provide that shares of our capital stock determined by the board of directors to be beneficially owned by an alien shall always be subject to redemption by MediaCo by action of the board of directors to the extent necessary, in the judgment of the board of directors, to comply with the alien ownership restrictions of the Communications Act and FCC rules. The Articles further authorize our board of directors to adopt such provisions as it deems necessary to enforce these alien ownership restrictions.

Blank Check Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock. The preferred stock may be issued with such designations, preferences, limitations and relative rights as the board of directors may authorize, including but not limited to:

•	the distinctive designation of each series and the number of shares that will constitute such series;

•	the voting rights, if any, of shares of such series;

•

the dividend rate on the shares of such series, any restriction, limitation or condition upon the payment of such dividends, whether dividends shall be cumulative, and the dates on which dividends are payable;

•	the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable;

•	the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series;

•	any preferential amount payable upon shares of such series in the event of the liquidation, dissolution or winding-up of the company or the distribution of its assets; and

•	the prices or rates of conversion at which, and the terms and conditions of which, the shares of such series may be converted into other securities, if such shares are convertible.

On December 13, 2019, our Articles were amended to designate 300,000 shares of the Company’s preferred stock as MediaCo Series A Preferred Shares, 220,000 of which were outstanding as of March 31, 2021. The Series A Preferred Shares carry an original purchase price of $100 per share, are entitled to cumulative dividends accruing at an annual rate equal to the rate of interest on any senior credit facility of MediaCo, or if no senior credit facility is outstanding, of 6.00%, and an additional increase of 1.00% following the first anniversary of the date of issuance and additional increases of 1.00% following each successive anniversary thereafter. All such dividends will compound and be added to the accrued value of the Series A Preferred Shares on the anniversary of the issue date and shall be payable solely in additional Series A Preferred Shares. In the event of a liquidation, dissolution or winding up of MediaCo, the Series A Preferred Shares shall be paid the greater of the accrued value of the Series A Preferred Shares or the amount per share as would have been payable had each Series A Preferred Share been converted into MediaCo Class A Common Stock immediately prior to such liquidation, dissolution or winding up, and in either case shall be paid before any payments are made upon Common Stock or any shares of MediaCo preferred stock that are not designated to be senior to or on parity with the Series A Preferred Shares. The affirmative vote of the holders of more than fifty percent (50%) of the Series A Preferred Shares shall be required to adversely alter or change the rights, preferences or privileges of the Series A Preferred Shares. The Series A Preferred Shares are convertible at the option of the holder into a number of shares of MediaCo Class A Common Stock equal to the accrued value of such shares divided by the thirty day volume-weighted average price of the MediaCo Class A Common Stock immediately prior to the conversion date, with any fractional shares paid in cash. Unless prohibited by Indiana law or the terms of MediaCo’s senior debt, any Series A Preferred Shares shall be redeemed by MediaCo for cash equal to the accrued value of such Series A Preferred Shares upon written demand for redemption by a holder of the Series A Preferred Shares made any time on or after June 12, 2025. If any Series A Preferred Shares presented for redemption are not permitted to be redeemed, such shares shall be redeemed as soon as lawfully permitted thereafter. Pending such delayed redemption, such Series A Preferred Shares shall remain outstanding and entitled to all of the rights and privileges of Series A Preferred Shares, and MediaCo shall pay interest on the redemption price at a per annum rate equal to ten percent (10%) or the maximum amount permitted by law. Any Series A Preferred Shares acquired by the Company for any reason shall be returned to the status of authorized but unissued preferred stock..

Anti-Takeover Effects of Certain Provisions of the Articles and Bylaws and of Indiana Law

Indiana law, the Articles and the Bylaws contain provisions that are intended to enhance the likelihood of continuity and stability in the composition of the Company’s board of directors and that could make it more difficult to acquire control of the Company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.

Certain Provisions of the Indiana Business Corporation Law

As an Indiana corporation, we are governed by the Indiana Business Corporation Law (the “IBCL”). Under specified circumstances, the following provisions of the IBCL may delay, prevent or make more difficult certain unsolicited acquisitions or changes of control of the Company. These provisions also may have the effect of preventing changes in the Company’s management. It is possible that these provisions could make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interest.

Special Meetings by the Shareholders. Under Chapter 29 of the IBCL, any action required or permitted to be taken by the holders of common stock may be effected only at an annual meeting or special meeting (which special meeting shall be called by the Company upon written request by shareholders holding not less than 10% of the voting power of all outstanding shares of the Company’s capital stock) of such holders, and shareholders may act in lieu of such meetings only by unanimous written consent.

Control Share Acquisitions. Under Chapter 42 of the IBCL, an acquiring person or group who makes a “control share acquisition” in an “issuing public corporation” may not exercise voting rights on any “control shares” unless these voting rights are conferred by a majority vote of the disinterested shareholders of the issuing public corporation at a special meeting of those shareholders held upon the request and at the expense of the acquiring person. If control shares acquired in a control share acquisition are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of all voting power, all shareholders of the issuing public corporation have dissenters’ rights to receive the fair value of their shares pursuant to Chapter 44 of the IBCL.

Under the IBCL, “control shares” means shares acquired by a person that, when added to all other shares of the issuing public corporation owned by that person or in respect to which that person may exercise or direct the exercise of voting power, would otherwise entitle that person to exercise voting power of the issuing public corporation in the election of directors within any of the following ranges:

•	one-fifth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more.

“Control share acquisition” means, subject to specified exceptions, the acquisition, directly or indirectly, by any person of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares. For the purposes of determining whether an acquisition constitutes a control share acquisition, shares acquired within 90 days or under a plan to make a control share acquisition are considered to have been acquired in the same acquisition. “Issuing public corporation” means a corporation which has (i) 100 or more shareholders, (ii) its principal place of business or its principal office in Indiana, or that owns or controls assets within Indiana having a fair market value of greater than $1,000,000, and (iii) (A) more than 10% of its shareholders resident in Indiana, (B) more than 10% of its shares owned of record or owned beneficially by Indiana residents, or (C) 1,000 shareholders resident in Indiana.

The above provisions do not apply if, before a control share acquisition is made, the corporation’s articles of incorporation or by-laws, including a by-law adopted by the corporation’s board of directors, provide that they do not apply. The Company’s Articles provide that the Company is not subject to the Control Share Act.

Certain Business Combinations. Chapter 43 of the IBCL restricts the ability of a “resident domestic corporation” to engage in any combinations with an “interested shareholder” for five years after the date the interested shareholder became such, unless the combination or the purchase of shares by the interested shareholder on the interested shareholder’s date of acquiring shares is approved by the board of directors of the resident domestic corporation before that date. If the combination was not previously approved, the interested shareholder may effect a combination after the five-year period only if that shareholder receives approval from a majority of the disinterested shareholders or the offer meets specified fair price criteria. For purposes of the above provisions, “resident domestic corporation” means an Indiana corporation that has 100 or more shareholders. “Interested shareholder” means any person, other than the resident domestic corporation or its subsidiaries, who is (1) the beneficial owner, directly or indirectly, of 10% or more of the voting power of the outstanding voting shares of the resident domestic corporation or (2) an affiliate or associate of the resident domestic corporation, which at any time within the five-year period immediately before the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then-outstanding shares of the resident domestic corporation.

The definition of “beneficial owner” for purposes of Chapter 43, means a person who, directly or indirectly, has the right to acquire or vote the subject shares (excluding voting rights under revocable proxies made in accordance with federal law), has any agreement, arrangement or understanding for the purpose of acquiring, holding or voting or disposing of the subject shares, or holds any “derivative instrument” that includes the opportunity to profit or share in any profit derived from any increase in the value of the subject shares.

The above provisions do not apply to corporations that elect not to be subject to Chapter 43 in an amendment to their articles of incorporation approved by a majority of the disinterested shareholders. That amendment, however, cannot become effective until 18 months after its passage and would apply only to share acquisitions occurring after its effective date. The Articles Incorporation do not exclude the Company from Chapter 43.

The overall effect of the above provisions may be to render more difficult or to discourage a merger, tender offer, proxy contest, the assumption of control of the Company by a holder of a large block of the Company’s stock or other person, or the removal of incumbent management, even if such actions may be beneficial to the Company’s shareholders generally.

Directors’ Duties and Liability. Under Chapter 35 of the IBCL, directors are required to discharge their duties:

•	in good faith;

•	with the care an ordinarily prudent person in a like position would exercise under similar circumstances; and

•	in a manner the directors reasonably believe to be in the best interests of the corporation.

However, the IBCL also provides that a director is not liable for any action taken as a director, or any failure to act, regardless of the nature of the alleged breach of duty (including breaches of the duty of care, the duty of loyalty, and the duty of good faith) unless the director has breached or failed to perform the duties of the director’s office and the action or failure to act constitutes willful misconduct or recklessness.

This exoneration from liability under the IBCL does not affect the liability of directors for violations of the federal securities laws. Chapter 35 of the IBCL also provides that a board of directors, in discharging its duties, may consider, in its discretion, both the long-term and short-term best interests of the corporation, taking into account, and weighing as the directors deem appropriate, the effects of an action on the corporation’s shareholders, employees, suppliers and customers and the communities in which offices or other facilities of the corporation are located and any other factors the directors consider pertinent. Directors are not required to consider the effects of a proposed corporate action on any particular corporate constituent group or interest as a dominant or controlling factor. If a determination is made with the approval of a majority of the disinterested directors of the board, that determination is conclusively presumed to be valid unless it can be demonstrated that the determination was not made in good faith after reasonable investigation. Chapter 35 specifically provides that specified judicial decisions in Delaware and other jurisdictions, which might be looked upon for guidance in interpreting Indiana law, including decisions that propose a higher or different degree of scrutiny in response to a proposed acquisition of the corporation, are inconsistent with the proper application of the business judgment rule under that section.

Mandatory Classified Board of Directors. Under Chapter 33 of the IBCL, a corporation with a class of voting shares registered with the SEC under Section 12 of the Exchange Act must have a classified board of directors unless the corporation adopts a by-law expressly electing not to be governed by this provision by the later of July 31, 2009 or 30 days after the corporation’s voting shares are registered under Section 12 of the Exchange Act. The Company’s By-Laws (as amended and restated) include a provision whereby the Company elected to not be subject to this mandatory requirement; however, the IBCL permits this election to be rescinded by subsequent action of the Company’s board of directors.

Transfer Agent And Registrar

The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC whose address is 6201 15th Avenue, Brooklyn, NY 11219.

Nasdaq Capital Market Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “MDIA.”

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase Class A common stock or preferred stock and may be issued in one or more series. Warrants may be issued independently or together with Class A common stock or preferred stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

•	the title of such securities;

•	the offering price or prices and aggregate number of warrants offered;

•	the currency or currencies for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

•

in the case of warrants to purchase Class A common stock or preferred stock, the number of shares of Class A common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	the terms of any rights to force the exercise of the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase Class A common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise Of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability Of Rights By Holders Of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.

General

We may issue rights to purchase Class A common stock, preferred stock or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.

The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:

•	the title and aggregate number of the rights;

•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

•	the number or a formula for the determination of the number of the rights issued to each stockholder;

•	the extent to which the rights are transferable;

•	in the case of rights to purchase Class A common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

•	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

•

if applicable, the procedures for adjusting the subscription price and number of shares of Class A common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of Class A common stock or preferred stock;

•	the effect on the rights of any merger, consolidation, sale or other disposition of our business;

•	the terms of any rights to redeem or call the rights;

•	information with respect to book-entry procedures, if any;

•	the terms of the securities issuable upon exercise of the rights;

•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

•	if applicable, a discussion of certain U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights

Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.

Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.

We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.

Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase Class A common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

DESCRIPTION OF UNITS

We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell the securities covered hereby from time to time pursuant to underwritten public offerings, direct sales to the public, negotiated transactions, block trades or a combination of these methods. A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants and subscriptions. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•

on or through the facilities of The Nasdaq Capital Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on The Nasdaq Capital Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by financial institutions acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

•	the name or names of any underwriters, dealers or agents participating in the offering, if any;

•	the purchase price of the securities sold by us to any underwriter or dealer and the net proceeds we expect to receive from the offering;

•	any option, under which underwriters may purchase additional securities from us;

•	any agency fees or underwriting discounts or commissions and other items constituting agents’ or underwriters’ compensation;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities. Any public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions and other compensation we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Accordingly, we cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any agents and underwriters who are qualified market makers on The Nasdaq Capital Market may engage in passive market making transactions in the securities on The Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the shares of Class A common stock and preferred stock offered by this prospectus, and any supplement thereto, as well as certain other matters of Indiana law in connection with such offering, will be passed upon for us by Bose McKinney & Evans LLP, Indianapolis, Indiana. Certain other legal matters in connection with the offering, and the validity or enforceability of warrants or rights offered by this prospectus, and any supplement thereto, will be passed upon for us by Morgan, Lewis & Bockius LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated and combined financial statements of MediaCo Holding Inc. appearing in MediaCo Holding Inc.’s Current Report on Form 8-K dated May 21, 2021 for the year ended December 31, 2020, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated and combined financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

We maintain a website at www.mediacoholding.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC before the date of this prospectus, while information that we file later with the SEC will automatically update and supersede prior information. Any information so updated and superseded shall not be deemed, except as so updated and superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that is not deemed “filed” with the SEC, including information furnished under Items 2.02 or 7.01 of any Current Report on Form 8-K, will be incorporated by reference into, or otherwise included in, this prospectus:

1.	our annual report on Form 10-K for the fiscal year ended December 31, 2020;

2.	our quarterly report on Form 10-Q for the quarter ended March 21, 2021;

3.	our current reports on Form 8-K filed with the SEC on January 5, 2021, May 14, 2021, May 21, 2021 and June 11, 2021; and

4.

the description of our Class A Common Stock contained in a registration statement on Form 10 filed under the Exchange Act on November  1, 2019 (as amended on November  8, 2019, November  15, 2019 and November 22, 2019) and declared effective by the SEC on November 26, 2019, including any amendment or report filed for the purpose of updating such description.

We will provide, upon written or oral request, without charge to you, including any beneficial owner to whom this prospectus is delivered, a copy of any or all of the documents incorporated herein by reference other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. You should direct a request for copies to us at Attention: Chief Operating Officer, at One Emmis Plaza, 40 Monument Circle, Suite 700, Indianapolis, Indiana 46204 or you may call us at (317) 266-0100.

DISCLOSURE OF COMMISSION’S POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

$12,475,000

MEDIACO HOLDING INC.

Class A Common Stock

PROSPECTUS SUPPLEMENT

B. Riley Securities

August 20, 2021